SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 3, 1999.


                          SYNTHONICS TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


              Utah                   1-24109                    87030-2620
  (State or Other Jurisdiction     (Commission                 (IRS Employer
        of Incorporation)         File Number)              Identification No.)


                          31324 Via Colinas, Suite 106
                       Westlake Village, California 91362
                    (Address of Principal Executive Offices)

                                 (818) 707-6000
                         (Registrant's Telephone Number)

                                      None
                           (Former Name of Registrant)


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ITEM 5.     OTHER INFORMATION

     (a) Reincorporation in Delaware

          On December 3, 1999 at a Special Meeting of shareholders, the shareholders approved a reincorporation in Delaware through a merger of Synthonics Technologies, Inc., a Utah corporation (the "Company"), with and into its wholly owned subsidiary, Synthonics Technologies Mergercorp., a Delaware corporation ("Synthonics Delaware").

          The reincorporation became effective on December 23, 1999. The reincorporation effects only a change in the legal domicile of the Company. It did not result in any change of the name, business, management, employees, fiscal year, assets or liabilities, trading symbol ("SNNT") or location of any of the facilities of the Company. Pursuant to the Agreement and Plan of Merger between the Company and Synthonics Delaware, each share of the Company's common stock, par value $.01 per share, was automatically converted into one share of Synthonics Delaware common stock, par value $.01 per share. Each share of the Company's Class A Preferred Stock issued and outstanding prior to the reincorporation was automatically converted into one share of Class A Preferred Stock of Synthonics Delaware.


     (b) Approval of 1999 Stock Option Plan

          At the December 3, 1999 Special Meeting, shareholders also approved a new stock option plan (the "1999 Plan") authorizing the issuance of 10,000,000 shares of common stock of the Company.

          The reincorporation and the rights and terms of the 1999 Plan are more fully described in the Company's proxy statement filed November 19, 1999 which is incorporated herein by reference.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

           2.1 Bylaws of Synthonics Technologies Mergercorp.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 30, 1999                       SYNTHONICS TECHNOLOGIES, INC.



                                         By: /S/ F. MICHAEL BUDD
                                             -----------------------------------
                                             F. Michael Budd
                                             Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBITS

2.1         Bylaws of Synthonics Technologies Mergercorp.